Exhibit 3.719
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PINE HILL FARMS LANDFILL TX, L P
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is Pine Hill Farms Landfill TX, LP.
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Pine Hill Farms Landfill TX, LP as of December 8, 1997.

Allied Waste Landfill Holdings, Inc., a Delaware corporation, General Partner
By:	/s/ D.W. Slager
D.W. Slager, President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PINE HILL FARMS LANDFILL TX, LP
     The undersigned, desiring to amend the Certificate of Limited Partnership of Pine Hill Farms Landfill TX, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Limited Partnership is Pine Hill Farms Landfill TX, LP.
     SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows:
     The name of the limited partnership is Pinehill Landfill TX, LP.
     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 6th day of December, 1999.

ALLIED WASTE LANDFILL HOLDINGS, INC., a Delaware corporation, General Partner
By:	/s/ D.W. Slager
D.W. Slager, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:02 PM 08/08/2003
FILED 06:01 PM 08/08/2003
SRV 030521046 — 2832324 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PINEHILL LANDFILL TX, LP
     The undersigned, desiring to amend the Certificate of Limited Partnership of Pinehill Landfill TX, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Limited Partnership is Pinehill Landfill TX, LP.
     SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:
     The name of the limited partnership is Pine Hill Farms Landfill TX, LP.
     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 8th day of August, 2003.

ALLIED WASTE LANDFILL HOLDINGS, INC., a Delaware corporation, General Partner
By:	/s/ Dale L. Parker
Dale L. Parker, Vice President